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                                                                     Exhibit 5.1

            Form of Opinion of LeBoeuf, Lamb, Greene & MacRae L.L.P.

                                __________, 2004

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-1 (Registration No. 333-115870), as amended, filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of shares of common stock, par value 0.0001 per share (the "Shares"), of Fidelity National Information Services, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), to be sold by you in your initial public offering (the "Offering"). In connection with the Offering, you have requested our opinion with respect to the matters covered below.

      In connection with the delivery of this opinion, we have examined originals or copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company as set forth as exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors of the Company (the "Board") or a committee thereof, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinion set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity
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Fidelity National Information Services, Inc.
__________, 2004

of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies and the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such later documents.

      Based upon such examination and review, and subject to the foregoing, we are of the opinion that the Shares, upon issuance, delivery and payment therefore in accordance with the applicable definitive underwriting agreement approved by the Board and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

      We do not express any opinion herein concerning any law other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

      We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus that is part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                        Very truly yours,